                                                                    Exhibit 8(b)

                                Landmark Funds I
                               6 St. James Avenue
                           Boston, Massachusetts 02116

                                September 1, 1997

State Street Bank and Trust Company
225 Franklin Street
Boston, Massachusetts  02110

         Re:      Landmark Funds I -
                  Custodian Contract and Accounting Services Agreement

Ladies and Gentlemen:

         Pursuant to Section 17 of the Custodian Contract dated as of June 17, 1996 (the "Custodian Contract"), between Landmark Funds I (the "Trust") and State Street Bank and Trust Company and Section 7.1 of the Accounting Services Agreement dated as of June 17, 1996 (the "Accounting Services Agreement") between the Trust and the Custodian, we hereby request that, effective September 1, 1997, Landmark Balanced Fund (the "Fund") be added to the list of series of the Trust to which the Custodian renders services as custodian under the terms of the Custodian Contract and as accounting agent under the terms of the Accounting Services Agreement.

         Please sign below to evidence your agreement to render such services as custodian and as accounting agent to the Fund and to add the Fund as a series under each of the Custodian Contract and the Accounting Services Agreement, in each case effective as of the date so indicated in the first paragraph of this letter.

                                            LANDMARK FUNDS I

                                            By:      Philip Coolidge
                                                     ----------------------
                                                     President
                                                     ----------------------

Agreed:  STATE STREET BANK AND TRUST COMPANY

                  By:      Ronald E. Logue
                           -------------------------
                           Executive Vice President
                           -------------------------